Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into and effective as of January 27 2023 by and between Bluejay Diagnostics, Inc., a Delaware corporation (the “Company”) and Neil Dey (the “Executive”, and the Company and the Executive collectively referred to herein as the “Parties”).

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, entered into as of July 1, 2021 (the “Agreement”);

WHEREAS, the Company and the Executive wish to amend the Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, and intending to be legally bound, Company and Executive hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment shall have the meaning ascribed such terms in the Agreement.

2. Section 3(a). Section 3(a) of the Agreement is amended and restated in its entirety to read in full as follows:

(a) Base Salary. During the Term, the Company shall pay to Executive a base salary (“Base Salary”), which as of January 27, 2023 shall be at the rate of $275,000 per year. The Board or the Compensation Committee of the Board (the “Compensation Committee”) shall review Executive’s Base Salary no less than annually (at the end of the Company’s compensation year, which shall be its fiscal year) and may increase or decrease such Base Salary during the Term in its sole discretion.

3. Section 3(c). The Agreement is amended to include a new Section 3(c), which shall read in full as follows:

(c) IPO. For purposes of this Agreement, “IPO” shall mean the closing of the Company’s first underwritten public offering of its equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, which occurred on November 15, 2021.

4. Effectiveness. Except as amended and/or restated as set forth in this Amendment, the Agreement will continue in full force and effect.

5. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws provisions thereof. Any action, suit or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Amendment shall be submitted to the exclusive jurisdiction of any state or federal court in Middlesex County, Massachusetts.

6. Internal References. References in the Agreement to “this Agreement” will be deemed a reference to such agreement, as amended and/or restated from time to time, including as set forth in this Amendment.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered on the date first written above.

Bluejay Diagnostics, Inc.

Donald Chase
Director and Chair of Compensation Committee

Agreed to and Accepted:

Neil Dey

Date: _____________, 2023